Exhibit 24(a)

CERTIFICATE

I, Samuel K. Lee, Assistant Secretary of Xerox Corporation, a New York Corporation, (the “Company”), DO HEREBY CERTIFY that Exhibit A is a true and correct copy of resolutions duly adopted at a meeting of the Board of Directors of the Company duly held and convened on April 15, 2004, at which meeting a duly constituted quorum of the Board of Directors was present and acting throughout and that such resolutions have not been modified, rescinded or revoked and are at present in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 27th day of April, 2007.

/s/ Samuel K. Lee
Samuel K. Lee
Assistant Secretary, Xerox Corporation

Exhibit A

RESOLVED: that each of the Chairman of the Board, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer and any Assistant Secretary of the Company (each a “proper officer”), with the assistance of the Company’s accountants and legal counsel, is hereby authorized to from time to time prepare, execute and file, in electronic or paper form, with the Securities and Exchange Commission (“SEC”) one or more registration statements and any and all amendments thereto (the “Registration Statements”) under the Securities Act of 1933, as amended (the “Act”), for the purpose of registering the issuance, offering, sale and/or resale of securities made or deemed to be made pursuant to any purchase, savings, option, bonus, deferred savings plan or arrangement, appreciation, profit sharing, thrift, incentive, pension or similar “employee benefit plan” (as defined in Rule 405 promulgated under the Act and any successor Rule or Rules) of the Company or any of its subsidiaries, any stock award, stock option, restricted stock, stock appreciation right, stock purchase, share incentive or similar plan of the Company or any of its subsidiaries, and any plans to which the Company or any of its subsidiaries has or may hereafter succeed, including, in each case, any amendments and successor and replacement plans thereto, whether presently in effect or hereafter adopted (collectively, the “Plans”), provided that any such Plan is approved by the Board, the number of securities subject to such Registration Statements not to exceed the number of securities authorized under the applicable Plan, as any such proper officer shall determine to be advisable, in such form, containing such information and including such exhibits and other documents relating thereto as any such officer, on advice of counsel, shall deem advisable (the “Registration Statements”), the preparation and filing of such Registration Statements to be conclusive evidence of such determination.

RESOLVED: that each of the officers and directors of the Company who may be required to execute the Registration Statements, whether on behalf of the Company or as an officer or director thereof, be and hereby is authorized to execute a power of attorney appointing L. A. Zimmerman, L. F. Varon, S. K. Lee and D. H. Marshall, and each of them, as true and lawful attorneys and agents to execute in his or her name, place and stead (in any such capacity) the Registration Statements, and any and all documents in connection therewith, and to file the same, in electronic or paper form, with the SEC, each of said attorneys and agents to have power to act with or without the other and to have the full power and authority to do and perform in the name and on behalf of each of said officers and directors, or both, as the case may be, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any such officer and director might or could do in person.